Exhibit 10.4

                          INVESTOR RELATIONS AGREEMENT

This Investor Relations Agreement is made between ROUND II INC, with offices at 1761 Cono Drive EL Cajon, Ca 92020 hereafter referred to as "CONTRACTOR" and Secured Diversified Investments, Ltd with offices at 5030 Campus Drive Newport Beach, ca 92660 hereafter referred to as "CLIENT".

A. Recitals.

         o CONTRACTOR is engaged in the occupation of providing investor relations services to large and small businesses. The focus of these services concerns providing business entities with support for communicating with its investor base. These services include, but are not limited to, handling phone calls and mailing literature created by business entities to its investor base.

         o CLIENT is a business entity desirous of establishing a relationship with a firm to handle its communications with its investor base.

WHEREFORE, CONTRACTOR AND CLIENT AGREE AS FOLLOWS:

1. Services to Be Performed.

     CONTRACTOR agrees to perform the following financial consulting services on CLIENT'S behalf:

                  a. Perform two mailings (up to 400 shareholders per mailing) from CLIENT to its investor base; this includes the process of gathering, managing and executing CLIENT'S investor relation's mailings;

                  b. Respond to all Email questions and send hard copy files of all questions and responses quarterly.

                  c. Perform phone call contacts with CLIENT'S investor base with information and content created by CLIENT; and, respond to all incoming calls from shareholders or prospective investors, as well as build and maintain call-inquires database (hard copy sent at close of contract).

                  d. Attend and moderate all Due Diligence meeting either CLIENT or CONTRACTOR deem appropriate.

                  e. Monitor the (Ragingbull & Yahoo) Internet threads and respond to inquiries about Client and its affiliates, subsidiaries and other holdings.

                  f. Build a database of all contacts interested in Secured Diversified Investments, Ltd

                  g. Consult with CLIENT in any matters that fall within the scope of this agreement.

                  h.       Will include a one-page  company  profile to be to be
                           updated          monthly          included         on
                           www.globalequitywatchers.com or one of CLIENT'S financial web pages.

                  i.       Prepare a monthly report on shareholder sentiment.

                  j.       Moderate  and  attend   bimonthly   conference  calls
                           providing client and contractor deem necessary.

2. Payment from CLIENT to CONTRACTOR for Services Rendered.

     In consideration for the services to be provided by CONTRACTOR to CLIENT, CLIENT agrees to pay CONTRACTOR 500,000 shares of the common stock of Secured Diversified Investments, Ltd and $ 1500.00 per month paid upon the signing of this agreement. All Shares will be 144 D and with a hold of no more then twelve months. Restricted shares will be taken at par value and as a one time retainer. Additional l cash payments will be made on the 15th of each month.

3. Terms of payment:

     Within 7 days of the signing of this contract. No work shall begin until payment is received.

4. Expenses.

     CLIENT shall be responsible for any and all costs related to the services to be performed by CONTRACTOR under this Agreement. These costs include, but are not limited to, postage, copying, long distance phone calls. CONTRACTOR will be responsible for the mailing of up to 400 shareholders/ Investors and introductory letter and company profile. CONTRACTOR will invoice CLIENT for all cost associated with the performance of this project. CLIENT will approve all expenses over $ 100.00 in writing. CONTRACTOR will not bill any expenses unless they exceed $1500.00 per month. Any expenses above $1500.00 and over $100.00 must be pre-approved in writing.

5. Independent Contractor Status.

     CONTRACTOR is an independent contractor. Neither CONTRACTOR nor CONTRACTOR'S employees (if any) or contract personnel are, or shall be deemed, CLIENT'S employees. In his capacity as an independent contractor, CONTRACTOR agrees and represents, and CLIENT agrees as follows: CONTRACTOR reserves the right to perform services for others during the term of this Agreement; however, CONTRACTOR will not perform services for any competitors of CLIENT'S during the term of this Agreement, or for a period of two years after the services rendered under this Agreement have been completed. CONTRACTOR has the sole right to control and direct the means, manner and method by which he performs the services to be rendered pursuant to this Agreement. CONTRACTOR has the right to perform the services required under this Agreement at any place or location or at any time he determines is appropriate. CONTRACTOR has the power to hire assistants, subcontractors, or to use employees or contract personnel to provide the services agreed to herein. The services to be provided by CONTRACTOR to CLIENT are to be performed solely by CONTRACTOR, or any assistants, subcontractors, employees or contract personnel whom CONTRACTOR deems are necessary to perform said services. CLIENT shall not hire, supervise or control any assistants to help CONTRACTOR, and neither shall CLIENT provide any training to said personnel. CLIENT shall not require that CONTRACTOR, or any of CONTRACTOR'S employees, assistants, contract personnel or subcontractors devote full time to the services to be performed herein.

6. Permits and Licenses.

     CONTRACTOR has complied with all federal, state and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this Agreement.

7. State and Federal Taxes.

     CLIENT will not withhold FICA from CONTRACTOR'S payments or make FICA payments on CONTRACTOR'S behalf; Client will not make state of federal unemployment compensation contributions on CONTRACTOR'S behalf; or, withhold state or federal income taxes from CONTRACTOR'S payments.

8. Fringe Benefits.

     CONTRACTOR understands that neither CONTRACTOR nor Consultant's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of CLIENT.

9. Workers' Compensation.

     CLIENT shall not obtain workers' compensation insurance on behalf of CONTRACTOR or any of Consultant's employees, or contract personnel. If CONTRACTOR does have to hire employees or contract personnel in order to perform the services contemplated under this Agreement, then CONTRACTOR will bear all responsibility for acquiring workers' compensation insurance and agrees to hold CLIENT harmless from any claim for workers' compensation benefits filed by one of CONTRACTOR'S employees, subcontractors or contract personnel in performing the services rendered under this Agreement. CONTRACTOR also agrees to hold CLIENT harmless from all costs and attorney's fees in the event that any claim contemplated under this section by one of CONTRACTOR'S employees or contract personnel is filed.

10. Unemployment Compensation.

     CLIENT shall make no state or federal unemployment compensation payments on behalf of CONTRACTOR or any of Consultant's subcontractors, employees, or contract personnel. Consultant will not be entitled to these benefits in connection with work performed under this Agreement.

11. Insurance.

     CLIENT shall not provide insurance coverage of any kind for CONTRACTOR or Consultant's employees or contract personnel. Further, CONTRACTOR shall hold CLIENT harmless from any loss or liability arising from performing services under this Agreement.

12. Term of Agreement.

     This Agreement will become effective when signed by both parties and will terminate 6 months from the signing of this agreement.

13. Termination of the Agreement.

     With reasonable cause, either CLIENT or CONTRACTOR may terminate this Agreement, effective immediately upon giving written notice to the party at the address noted in this Agreement, upon certified mail, return receipt requested. "Reasonable Cause" is limited to a material breach of this
     Agreement including, but not limited to, CLIENT'S failure to pay CONTRACTOR, or CONTRACTOR'S failure to perform the agreed to services herein.

14. Entire Agreement.

     This Agreement is the entire agreement of the parties, and all other oral or written understandings, agreements, and promises are merged into this document.

15. Intellectual Property Ownership.

     CONTRACTOR assigns to CLIENT all patent, copyright, trademark and trade secret rights in anything created or developed by CONTRACTOR under this Agreement. CONTRACTOR agrees to help CLIENT secure any formal intellectual property rights in said interests by completing any and all paperwork necessary. However, Client agrees to pay all of CONTRACTOR'S costs in this regard, including attorney's fees relevant to this assignment.

16. Confidentiality.

     CONTRACTOR will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of CLIENT without CLIENT'S prior written consent except to the extent necessary to perform services on CLIENT'S behalf. Proprietary or confidential information includes: Written, printed, graphic or electronically recorded materials furnished by CLIENT for CONTRACTOR to use; Business plans, customer lists, operating procedures, financial statements, trade secrets, design formulas, accounting information, know-how, computer programs and/or inventories and improvements of any kind; and, Information belonging to any of CLIENT'S customers and suppliers about whom Consultant gained knowledge as a result of CONTRACTOR'S services to CLIENT.

17. Resolving Disputes.

     Should a dispute between the parties arise over the services rendered under this Agreement, its interpretation, or any other aspect of the relationship between CONTRACTOR and CLIENT, the parties agree to submit the matter to binding arbitration in the San Diego County Superior Court and pursuant to the arbitration procedures outlined in the California Code of Civil Procedure. Costs shall be borne equally by the parties. Judgment by the arbitrator may be entered in any court of competent jurisdiction. Costs and fees may be awarded to the prevailing party.

18. Applicable Law.

     This Agreement is governed and shall be construed according to the laws of the State of California.

19. Notices.

     All notices and other communications in connection with this Agreement shall be in writing and shall be considered given either when delivered personally or five days after deposit into the U.S. Mail with full postage prepaid thereon, certified mail, return receipt requested.

20. No Partnership.

     This Agreement does not create a partnership relationship. CONTRACTOR does not have the authority to enter into contracts on CLIENT'S behalf.

21. Assignment and Delegation.

     CONTRACTOR may not assign any obligations under this Agreement without CLIENT'S prior written approval.

22. Authority to Bind Principals.

     Both CLIENT and CONTRACTOR represent that the signatories hereto have complete authority to bind their principal corporations or other business entities to the terms of this Agreement.

CONTRACTOR:

ROUND II INC
PRESIDENT
ANDREW S. AUSTIN,

Dated: August 19, 2004

------------------------------------------------------

CLIENT:
SECURED DIVERSIFIED INVESTMENTS, LTD
PRESIDENT AND CHAIRMAN OF THE BOARD
CLIFFORD L. STRAND,

Dated: August 19, 2004
------------------------------------------------------